UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2016

Spark Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36559	46-5453215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Suite 100

Houston, Texas 77079

(Address of principal executive offices)

(Zip Code)

(713) 600-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On March 30, 2016, Spark Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Retailco, LLC (the “Selling Stockholder”) and FBR Capital Markets & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Selling Stockholder (the “Offering”), and purchase by the Underwriters, of 1,500,000 shares (the “Firm Shares”) of the Company’s Class A Common Stock, at a price to the public of $18.00 per share ($17.10 per share, net of underwriting discounts and before expenses). On March 31, 2016, the Underwriters notified the Selling Stockholder of their election to exercise their over-allotment option in full, pursuant to the terms of the Underwriting Agreement, for 225,000 additional shares (the “Additional Shares” and together with the Firm Shares, the “Shares”).

Immediately prior to the Offering, the Shares were issued to the Selling Stockholder in exchange for units representing membership interests in Spark HoldCo, LLC (“Spark HoldCo”) (and a corresponding number of shares of Class B Common Stock of the Company) pursuant to the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo, dated August 1, 2014, by and among the Company, Spark HoldCo, NuDevco Retail, LLC and NuDevco Retail Holdings, LLC (a predecessor-in-interest to the Selling Stockholder with respect to the Selling Stockholder’s units representing membership interests in Spark HoldCo and shares of Class B Common Stock of the Company exchanged immediately prior to the Offering), filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2014.

The material terms of the Offering are described in the prospectus supplement (the “Prospectus”), filed on March 30, 2016 by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-206391), which became effective on December 28, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Selling Stockholder have agreed to indemnify and hold harmless the Underwriters against certain liabilities, including certain liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on April 4, 2016. The Company did not receive any of the proceeds from the Offering.

The Selling Stockholder is wholly indirectly owned by W. Keith Maxwell III, the Company’s Chairman of the Board and founder. W. Keith Maxwell III controls a majority of the Company’s voting securities through the shares of Class A Common Stock he directly owns and the shares of Class B Common Stock owned by his two subsidiaries: the Selling Stockholder and NuDevco Retail, LLC. Immediately after the close of the Offering, the Selling Stockholder owned 571,264 shares of the Class A Common Stock and 7,887,500 shares of the Class B Common Stock (and an equivalent number of units representing membership interests in Spark HoldCo).

As more fully described under the caption “Underwriting” in the Prospectus, some of the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking, advisory and other services from time to time in the ordinary course of business with the Company and its affiliates for which they have received, or may in the future receive, customary fees and commissions.

The foregoing description and the description contained in the Prospectus are incomplete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 30, 2016, by and among Spark Energy, Inc., Retailco, LLC and FBR Capital Markets & Co., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016

SPARK ENERGY, INC.

By:	/s/ Georganne Hodges
Name:	Georganne Hodges
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 30, 2016, by and among Spark Energy, Inc., Retailco, LLC and FBR Capital Markets & Co., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).